EX-99.B-77I

SUB-ITEM 77I(b): Terms of new or amended securities

IVY FUNDS, INC.

Supplement dated November 3, 2009
to the
Ivy Fixed Income and Money Market Funds Prospectus dated July 31, 2009 and as supplemented October 7, 2009

The following supplements and updates the information in the prospectus for Ivy Fixed Income and Money Market Funds:

The following supplements the Fees and Expenses table for Ivy Municipal Bond Fund:

This table describes the fees and expenses that you may pay if you buy and hold Class I shares of the Fund:

Shareholder Fees
(fees paid directly from your investment)
Class I
---------
Maximum Sales Charge (Load)
Imposed on Purchases
(as a percentage of offering price)	None

Maximum Deferred Sales Charge (Load)
(as a percentage of lesser of amount
invested or redemption value)	None

Redemption fee/exchange fee
(as a percentage of amount
redeemed, if applicable)	2.00%[1]

Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)
Class I
---------
Management Fees[2]	0.52%
Distribution and/or Service (12b-1) Fees	0.00%
Other Expenses[3]	0.38%[4]
Total Annual Fund Operating Expense	0.90%

[1]Shares redeemed or exchanged within fewer than five days of purchase are subject to a 2.00% redemption fee/exchange fee.
2IICO has voluntarily agreed to waive its management fee for any day that the Fund's net assets are less than $25 million, subject to IICO's right to change or modify this waiver.
[3]Includes custodial, legal, transfer agent and subtransfer agent/recordkeeping payments and various other expenses. Payments may be made to third parties (including affiliates of IICO) that provide subtransfer agent, recordkeeping and/or shareholder services in lieu of the transfer agent providing such services. The amount paid for these services will vary depending on the share class and services provided, and typically range from $12 to $20 per year per account.
[4]Other Expenses are based upon estimated amounts for the current fiscal year.

Except as otherwise noted, the information in the Annual Fund Operating Expenses table is based on amounts incurred during the Fund's most recent fiscal year. It is important to understand that a decline in the Fund's average net assets during the current fiscal year due to recent unprecedented market volatility or other factors could cause the Fund's expense ratios for the Fund's current fiscal year to be higher than the expense information presented.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified and then redeem all of your shares at the end of those periods (b) your investment has a 5% return each year, and (c) the expenses remain the same. The costs in this example would be the same whether or not you redeemed all of your shares at the end of these periods. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class I Shares	$92	$287	$498	$1,108

IVY FUNDS, INC.

Supplement dated October 7, 2009
to the
Ivy Fixed Income and Money Market Funds Prospectus dated July 31, 2009

The following supplements and updates the information in the prospectus for Ivy Fixed Income and Money Market Funds:

Ivy Municipal Bond Fund

The following supplements the Chart of Average Annual Total Returns for Ivy Municipal Bond Fund:

Ivy Municipal Bond Fund
Average Annual Total Returns
as of December 31, 2008	1 Year	5 Years	10 Years (or Life of Class)
Class Y (began on 12-30-1998)
Before Taxes*	-6.02%	1.00%	2.31%

*The returns shown for Class Y shares are blended returns based on the performance of the Fund's Class Y shares for the period from December 30, 1998 until September 24, 2008, the date upon which all shares were redeemed from the Class, and the performance of the Fund's Class A shares thereafter. Class I shares are a new class of shares and did not exist as of December 31, 2008. Class I and Y shares will have substantially similar returns to Class A shares of the Fund, though returns will be different to the extent that sales loads, 12b-1 fees and other expenses differ among the Classes.

The following supplements the Fees and Expenses table for Ivy Municipal Bond Fund:

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees
(fees paid directly from	Class Y
your investment)	---------

Maximum Sales Charge (Load)
Imposed on Purchases
(as a percentage of offering price)	None

Maximum Deferred Sales Charge (Load)
(as a percentage of lesser of amount
invested or redemption value)	None

Redemption fee/exchange fee
(as a percentage of amount
redeemed, if applicable)	2.00%[1]

Annual Fund Operating Expenses
(expenses that are	Class Y
deducted from Fund assets)	---------

Management Fees[2]	0.52%
Distribution and/or Service (12b-1) Fees	0.25%
Other Expenses[3]	0.47%[4]
Total Annual Fund Operating Expense	1.24%

[1]Shares redeemed or exchanged within fewer than five days of purchase are subject to a 2.00% redemption fee/exchange fee.
2IICO has voluntarily agreed to waive its management fee for any day that the Fund's net assets are less than $25 million, subject to IICO's right to change or modify this waiver.
[3]Includes custodial, legal, transfer agent and subtransfer agent/recordkeeping payments and various other expenses. Payments may be made to third parties (including affiliates of IICO) that provide subtransfer agent, recordkeeping and/or shareholder services in lieu of the transfer agent providing such services. The amount paid for these services will vary depending on the share class and services provided, and typically range from $12 to $20 per year per account.
[4]Other Expenses are based upon estimated amounts for the current fiscal year.

Except as otherwise noted, the information in the Annual Fund Operating Expenses table is based on amounts incurred during the Fund's most recent fiscal year. It is important to understand that a decline in the Fund's average net assets during the current fiscal year due to recent unprecedented market volatility or other factors could cause the Fund's expense ratios for the Fund's current fiscal year to be higher than the expense information presented.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:	1 Year	3 Years	5 Years	10 Years
Class Y Shares	$126	$393	$681	$1,500

If shares are not redeemed
at end of period:	1 Year	3 Years	5 Years	10 Years
Class Y Shares	$126	$393	$681	$1,500

The following supplements the Financial Highlights table for Ivy Municipal Bond Fund:

Ivy Municipal Bond Fund
	Net Asset Value, Beginning of Period	Net Investment Income	Net Realized and Unrealized Gain (Loss) on Investments	Total from Investment Operations	Distributions From Net Investment Income	Distributions From Net Realized Gains	Total Distributions
Class Y Shares
For the period 4-1-08 through 9-24-08* (Unaudited)	10.80	0.14(2)	(0.36)(2)	(0.22)	(0.14)	––	(0.14)
Fiscal year ended 3-31-2008	11.12	0.38(2)	(0.32)(2)	0.06	(0.38)	––	(0.38)
Fiscal year ended 3-31-2007	11.04	0.39(2)	0.08(2)	0.47	(0.39)	––	(0.39)
Fiscal year ended 3-31-2006	11.13	0.42	(0.09)	0.33	(0.42)	––	(0.42)
Fiscal year ended 3-31-2005	11.31	0.37	(0.18)	0.19	(0.37)	––	(0.37)

Net Asset Value, End of Period	Total Return	Net Assets, End of Period (in millions)	Ratio of Expenses to Average Net Assets Including Expense Waiver	Ratio of Net Investment Income to Average Net Assets Including Expense Waiver	Ratio of Expenses to Average Net Assets Excluding Expense Waiver(1)	Ratio of Net Investment Income to Average Net Assets Excluding Expense Waiver(1)	Portfolio Turnover Rate

10.44	-2.08	––	1.51	3.42	––	––	26(3)
10.80	0.58	25	1.38	3.50	1.43	3.45	62
11.12	4.36	25	1.23	3.55	1.47	3.31	26
11.04	2.98	46	0.92	3.74	1.35	3.31	20
11.13	1.75	44	1.22	3.13	1.48	2.87	17

*The date upon which all shares were redeemed from the Class.

(1)Ratios excluding expense waivers are included only for periods in which the class had waived or reimbursed expenses.
(2)Based on average weekly shares outstanding.
(3)For the twelve months ended March 31, 2009.

Ivy Municipal High Income Fund

The following supplements the Fees and Expenses table for Ivy Municipal High Income Fund:

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees
(fees paid directly from	Class Y
your investment)	---------

Maximum Sales Charge (Load)
Imposed on Purchases
(as a percentage of offering price)	None

Maximum Deferred Sales Charge (Load)
(as a percentage of lesser of amount
invested or redemption value)	None

Redemption fee/exchange fee
(as a percentage of amount
redeemed, if applicable)	2.00%[1]

Annual Fund Operating Expenses
(expenses that are	Class Y
deducted from Fund assets)	---------

Management Fees	0.53%
Distribution and/or Service (12b-1) Fees	0.25%
Other Expenses[2,3]	1.83%
Total Annual Fund Operating Expenses	2.61%
Expenses Waived[4]	1.51%
Net Fund Operating Expenses	1.10%

[1]Shares redeemed or exchanged within fewer than five days of purchase are subject to a 2.00% redemption fee/exchange fee.
[2]Includes custodial, legal, transfer agent and subtransfer agent/recordkeeping payments and various other expenses. Payments may be made to third parties (including affiliates of IICO) that provide subtransfer agent, recordkeeping and/or shareholder services in lieu of the transfer agent providing such services. The amount paid for these services will vary depending on the share class and services provided, and typically range from $12 to $20 per year per account.
[3]Other expenses are based on amounts incurred by the Waddell & Reed Advisors predecessor fund during its most recent fiscal year, but have been restated to reflect current contractual arrangements and estimated expenses for each Class.
[4]Through July 31, 2010, IICO, the Fund's investment manager, IFDI, the Fund's distributor, and WRSCO, the Fund's transfer agent, have contractually agreed to waive, reimburse or pay expenses that the Fund would otherwise pay to cap the annual fund operating expenses at 1.10% for Class Y shares. Prior to that date, the expense limitation may not be terminated by IICO, IFDI or WRSCO. After that date, the expense limitation may be terminated or revised.

Except as otherwise noted, the information in the Annual Fund Operating Expenses table is based on amounts incurred during the Fund's most recent fiscal year. It is important to understand that a decline in the Fund's average net assets during the current fiscal year due to recent unprecedented market volatility or other factors could cause the Fund's expense ratios for the Fund's current fiscal year to be higher than the expense information presented.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:	1 Year	3 Years	5 Years	10 Years
Class Y Shares	$112	$629	$1,205	$2,784

If shares are not redeemed
at end of period:	1 Year	3 Years	5 Years	10 Years
Class Y Shares	$112	$629	$1,205	$2,784

IVY FUNDS, INC.

Supplement dated October 7, 2009
to the
Ivy Equity Funds Prospectus dated July 31, 2009

The following supplements and updates the information in the prospectus for Ivy Equity Funds:

Ivy Tax-Managed Equity Fund

The following supplements the Fees and Expenses table for Ivy Tax-Managed Equity Fund:

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Fees
(fees paid directly from	Class Y
your investment)	---------

Maximum Sales Charge (Load)
Imposed on Purchases
(as a percentage of offering price)	None

Maximum Deferred Sales Charge (Load)
(as a percentage of lesser of amount
invested or redemption value)	None

Redemption fee/exchange fee
(as a percentage of amount
redeemed, if applicable)	2.00%[1]

Annual Fund Operating Expenses
(expenses that are	Class Y
deducted from Fund assets)	---------

Management Fees	0.65%
Distribution and/or Service (12b-1) Fees	0.25%
Other Expenses[2,3]	3.19%
Total Annual Fund Operating Expenses	4.09%
Expenses Waived[4]	1.57%
Net Fund Operating Expenses	2.52%

[1]Shares redeemed or exchanged within fewer than five days of purchase are subject to a 2.00% redemption fee/exchange fee.

[2]Includes custodial, legal, transfer agent and subtransfer agent/recordkeeping payments and various other expenses. Payments may be made to third parties (including affiliates of IICO) that provide subtransfer agent, recordkeeping and/or shareholder services in lieu of the transfer agent providing such services. The amount paid for these services will vary depending on the share class and services provided, and typically range from $12 to $20 per year per account.

[3]Other expenses are based on amounts incurred by the Waddell & Reed Advisors predecessor fund during its most recent fiscal year, but have been restated to reflect current contractual arrangements and estimated expenses for each Class.

[4]Through July 31, 2010, IICO, the Fund's investment manager, IFDI, the Fund's distributor, and WRSCO, the Fund's transfer agent, have contractually agreed to waive, reimburse or pay expenses that the Fund would otherwise pay to cap the ordinary operating expenses at 2.52% for Class Y shares. Prior to that date, the expense limitation may not be terminated by IICO, IFDI or WRSCO. After that date, the expense limitation may be terminated or revised.

Except as otherwise noted, the information in the Annual Fund Operating Expenses table is based on amounts incurred during the Fund's most recent fiscal year. It is important to understand that a decline in the Fund's average net assets during the current fiscal year due to recent unprecedented market volatility or other factors could cause the Fund's expense ratios for the Fund's current fiscal year to be higher than the expense information presented.

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds. The example assumes that (a) you invest $10,000 in the particular class of shares for each time period specified, (b) your investment has a 5% return each year, and (c) the expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If shares are redeemed
at end of period:	1 Year	3 Years	5 Years	10 Years
Class Y Shares	$255	$1,070	$1,934	$4,164

If shares are not redeemed
at end of period:	1 Year	3 Years	5 Years	10 Years
Class Y Shares	$255	$1,070	$1,934	$4,164